UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2008

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2008, The Allied Defense Group, Inc. (the "Company") and Global Microwave Systems, Inc. ("GMS"), a subsidiary of the Company, entered into a definitive agreement with GMS Cobham, Inc. and DTC Communications, Inc., subsidiaries of Cobham, plc, for the sale of substantially all of the assets and business of GMS for a purchase price of $26 million, subject to a final working capital adjustment.

The purchase agreement contains customary representations and warranties, as well as indemnifications for breaches of representations, warranties and covenants.

The closing of the transaction is subject to the satisfaction of customary closing conditions, including obtaining regulatory approvals and obtaining other consents and approvals.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and a copy of the press release announcing the transaction is furnished as Exhibit 99.1.

On August 14, 2008, the Board of Directors of the Company amended the compensation package payable to its non-employee directors. The amount of the compensation package remains fixed at $60,000 per annum (except that the Chairman of the Board is entitled to a package of $72,000) and directors continue to receive a minimum of $36,0000 thereof in Company stock. However, directors will now have the option to elect to take some or all of the remaining compensation in Company stock in lieu of cash. The amended plan was enacted to both encourage further Company stock ownership by directors and to assist the Company in its efforts to conserve cash.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Asset Purchase Agreement
Exhibit 99.1 Press Release, dated August 20, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

August 20, 2008	By:	/s/ John J. Marcello

Name: John J. Marcello
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement
99.1	Press Release, date August 20, 2008